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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of EOP Operating Limited Partnership for the registration of debt securities and warrants exercisable for debt securities and to the incorporation by reference therein of our report dated February 23, 1998, except for Note 25, as to which the date is March 18, 1998, with respect to the consolidated financial statements of EOP Operating Limited Partnership included in its Annual Report (Form 10-K, as amended by Form 10-K/A) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG LLP

Chicago, IL
July 6, 1998